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           GREY ADVERTISING INC. AND CONSOLIDATED SUBSIDIARY COMPANIES
 EXHIBIT - STATEMENT RE: COMPUTATION OF NET INCOME PER COMMON SHARE (UNAUDITED)
                                  EXHIBIT - 11



                                                         FOR THE THREE MONTHS ENDED        |         FOR THE NINE MONTHS ENDED
                                                                 SEPTEMBER 30,             |               SEPTEMBER 30,
                                                       ------------------------------------|------------------------------------
PRIMARY                                                    1997                1996        |         1997                 1996
                                                       ------------------------------------|-------------------------------------
                                                                                           |
Weighted average shares outstanding(1)                   1,278,136           1,262,740     |       1,277,362            1,263,117
                                                                                           |
                                                                                           |
Net effect of dilutive stock options -                                                     |
based on the treasury stock method using                                                   |
average market price                                        32,850              33,024     |          28,707               32,640
                                                       ------------------------------------|-------------------------------------
TOTAL                                                    1,310,986           1,295,764     |       1,306,069            1,295,757
                                                       ====================================|=====================================
                                                                                           |
                                                                                           |
Net Income                                             $ 5,801,000         $ 5,047,000     |    $ 18,076,000         $ 18,117,000
Less: Effect of dividend requirements and                                                  |
      the change in redemption value of                                                    |
      redeemable preferred stock                          (191,000)           (238,000)    |        (316,000)            (675,000)
                                                       ------------------------------------|-------------------------------------
NET EARNINGS USED IN COMPUTATION                       $ 5,610,000         $ 4,809,000     |    $ 17,760,000         $ 17,442,000
                                                       ====================================|=====================================
                                                                                           |
Per share amount                                          $4.28               $3.71        |       $13.60               $13.46
                                                       ====================================|=====================================
                                                                                           |
                                                                                           |
FULLY DILUTED                                                                              |
Weighted average shares outstanding (1)                  1,278,136           1,262,740     |       1,277,362            1,263,117
                                                                                           |
Net effect of dilutive stock options - based on                                            |
the treasury stock method using the period-end                                             |
market price, if higher than the average                                                   |
market price                                                41,768              37,372     |          41,768               37,456
                                                                                           |
                                                                                           |
                                                                                           |
Assumed conversion of 8-1/2% convertible                                                   |
subordinated debentures issued December 1983                51,017              50,892     |          51,017               50,892
                                                       ------------------------------------|-------------------------------------
TOTAL                                                    1,370,921           1,351,004     |       1,370,147            1,351,465
                                                       ====================================|=====================================
                                                                                           |
Net Income                                             $ 5,801,000         $ 5,047,000     |    $ 18,076,000         $ 18,117,000
Less: Effect of dividend requirements and the                                              |
      change in redemption value of redeemable                                             |
      preferred stock                                     (191,000)           (238,000)    |        (316,000)            (675,000)
                                                                                           |
Add:  8-1/2% convertible subordinated                                                      |
      debentures interest, net of income                                                   |
      tax effect                                            35,000              35,000     |         104,000              104,000
                                                                                           |
                                                      ---------------------------------------------------------------------------
NET EARNINGS USED IN COMPUTATION                       $ 5,645,000         $ 4,844,000     |    $ 17,864,000         $ 17,546,000
                                                      =====================================|=====================================
                                                                                           |
Per share amount                                          $4.12                $3.58       |        $13.04              $12.98
                                                      ===========================================================================

     (1) Includes 93,266 shares and 73,696 shares for 1997 and 1996, respectively, expected to be issued pursuant to the terms of the Senior Management Incentive Plan.

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